SCHEDULE II
                     INFORMATION WITH RESPECT TO
        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-KATY INDUSTRIES

 GABELLI FUNDS, INC.

  THE GABELLI VALUE FUND,INC.

                12/30/94           45,000             8.0758

                12/30/94           19,400             8.3750

                12/29/94            2,400             8.3229

                12/29/94           40,000             8.3741

                12/29/94           20,000             8.3750

  THE GABELLI ASSET FUND

                12/30/94           45,000-            8.0758

 GAMCO INVESTORS, INC.

                12/30/94           11,300             8.5000
















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.


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